EXHIBIT 10.8

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED THE DATE HEREOF AMONG QC HOLDINGS, INC., BANCO POPULAR NORTH AMERICA, CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P. AND STRATEGIC ASSOCIATES, L.P.

SUBORDINATED PROMISSORY NOTE

$393,785	October 16, 2003

FOR VALUE RECEIVED, QC HOLDINGS, INC., a Kansas corporation (“Borrower”), hereby promises to pay to the order of STRATEGIC ASSOCIATES, L.P., a limited partnership organized under the laws of the State of Delaware, at c/o Cahill, Warnock & Company, L.L.C., One South Street, Suite 2150, Baltimore, Maryland 21202, or such other address in the United States as may be designated by the Holder in writing to the Borrower, in lawful money of the United States, the sum of Three Hundred Ninety-Three Thousand Seven Hundred Eighty-Five and No/100 Dollars ($393,785.00). The Borrower promises to pay interest on the unpaid principal of this Note until paid in full at the rate of: (i) six percent (6%) per annum quarterly in arrears beginning on the date of this Note and ending on the first anniversary of this Note; (ii) eight percent (8%) per annum quarterly in arrears beginning on the first anniversary of this Note and ending on the second anniversary of this Note; and (iii) ten percent (10%) per annum quarterly in arrears beginning on the second anniversary of this Note and continuing until this Note is paid in full, provided, however, during the occurrence and continuance of an Event of Default, the interest rate shall be twelve percent (12%) (“Default Interest”). Interest payment shall be made quarterly in arrears on January 1, April 1, July 1, and October 1 of each year. The principal amount of this Note is due and payable in full on the third anniversary of this Note. In all events, all unpaid principal of this Note and all accrued and unpaid interest thereon shall mature on October     , 2006. All amounts outstanding on this Note and remaining unpaid on the day when the principal of this Note becomes finally due (whether by acceleration, final maturity or otherwise) will be due and payable on that day.

All references herein to the “Holder” of this Note shall refer initially to Strategic Associates, L.P., and thereafter to any person to whom this Note is assigned or transferred by the Holder or any subsequent Holder hereof.

All payments of principal of, and interest on this Note shall be made in lawful money of the United States, in immediately available funds by not later than 12:00 noon Kansas City time on the day when due. If any such payment falls due on a day that is not a business day, such payment will be due on the next succeeding business day at such place, and such extension of time will be included in the computation of interest. All computations of interest will be made on the basis of the actual number of days elapsed and on a year of 365 or 366 days, as the case may be.

This Note may be prepaid in whole or in part at any time without the prior written consent of the Holder. If all principal, interest and other amounts then due in connection with this Note and in connection with the Note made by Borrower in favor of Cahill, Warnock Strategic Partners Fund, L.P., dated as of the date hereof, in the initial aggregate principal amount of $7,106,215, have been paid in full by the first anniversary hereof, then the aggregate principal amount of this Note shall be discounted $13,125.00.

This Note evidences a portion of the purchase price paid for certain shares of Common Stock of the Borrower held by Holder and purchased and redeemed by Borrower on the date hereof. This Note is subject to the terms of that certain Subordinated Note Agreement dated the date hereof (the “Note Agreement”), between the Borrower and Holder.

The indebtedness evidenced by this Note and any renewals or extensions hereof (the “Subordinated Indebtedness”) is and at all times shall be wholly subordinate and junior in right of payment to any and all indebtedness of Borrower and its subsidiaries that is Senior Indebtedness, as defined in the Note Agreement.

The occurrence and continuance of any of the following events shall constitute an “Event of Default” hereunder:

(a) failure of the Borrower to pay any installment of interest or principal on this Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise; or

(b) failure of the Borrower or any subsidiary to observe or perform any of the other covenants, conditions or provisions hereof or in the Note Agreement and to remedy such default within 30 days after written notice thereof from the Holder to the Borrower; or

(c) (i) default in the payment of the principal of or interest on any obligation of the Borrower to Holder, (ii) default by the Borrower or any subsidiary on any obligation for borrowed money (other than Senior Indebtedness) in excess of $250,000 as and when the same shall become due (unless the same is being contested in good faith), (iii) default by the Borrower or any subsidiary on any obligation owing in respect of the Senior Indebtedness, or (iv) failure by the Borrower or any subsidiary to perform or observe any term, covenant or condition under any agreement or instrument relating to such indebtedness and continuance of such default beyond the period of grace, if any, allowed with respect thereto; or

(d) entry or filing of any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $250,000 against the Borrower or against any of its property and failure of the Borrower to vacate, pay, bond, stay or contest in good faith such judgment, writ, warrant of attachment or other process for a period of 90 days; or

(e) admission by the Borrower of insolvency or bankruptcy or its inability or failure to pay its debts as they become due, or the Borrower makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee, custodian or receiver for the Borrower, or for the major part of its property or the Borrower is generally not paying its debts as such debts become due; or

(f) appointment by a court of competent jurisdiction of a trustee, custodian or receiver for the Borrower or for the major part of its property and failure to obtain discharge of such within 90 days after such appointment; or

(g) institution of bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, proceedings under Title 11 of the United States Code, as amended, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors by or against the Borrower (other than bankruptcy proceedings instituted by the Borrower against third parties), and, if instituted against the Borrower, allowance against the Borrower or the Borrower consents to such proceedings or fails to obtain dismissal, stay or other nullification within 90 days after such institution; or

(h) any representation or warranty made or deemed made by the Borrower in the Note Agreement or the Stock Redemption Agreement dated the date hereof between Borrower and Holder, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time to the Holder shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made.

During the occurrence and continuance of any Event of Default hereunder, the Holder shall have the following rights and remedies, in addition to any other remedies herein (including without limitation Default Interest) or by law provided:

(a) The Holder may by written notice to the Borrower, declare the principal of, and interest on, this Note to be due and payable immediately, and upon any such declaration the principal of, and interest on, this Note and all other sums of money payable to the Holder under this Note shall become and be immediately due and payable as if all of the sums of money payable thereunder were originally stipulated to be paid on such accelerated payment date.

(b) The Holder, personally or by attorney, may in its discretion without notice or demand proceed to protect and enforce its rights by a suit or suits in equity or at law, whether for damages or for the specific performance of any covenant or agreement contained in this Note or the Note Agreement, or in aid of the execution of any power herein or therein granted, or for any foreclosure, or for the enforcement of any other appropriate legal or equitable remedy, as the Holder shall deem effectual to protect and enforce any of its rights or duties hereunder or thereunder. Borrower agrees to pay all of Holder’s out-of-pocket expenses, including reasonable attorneys’ fees and legal expenses, whether or not a suit is commenced, incurred by the Holder.

No remedy conferred upon or reserved to the Holder in this Note or the Note Agreement is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Note to the Holder may be exercised from time to time and as often as may be deemed expedient by the Holder.

The exercise of remedies and certain other rights of the Holder are subject to the terms of the Subordination Agreement referred to on the first page of this Note.

The Borrower hereby waives presentment, demand of payment, protest and notice of non-payment and of protest and any and all other notices and demands whatsoever.

This Note shall be governed by the laws of the State of Kansas.

BORROWER:

QC HOLDINGS, INC.

By:	/s/ Don Early

Don Early President

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